Exhibit 10.8(b)
ATMOS ENERGY CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
(AN AMENDMENT AND RESTATEMENT OF THE
PERFORMANCE-BASED
SUPPLEMENTAL EXECUTIVE BENEFITS PLAN)
Effective Date: August 7, 2007

i

Article		Page

Section 9.2.	Nonguarantee of Employment	28
Section 9.3.	Nonalienation of Benefits	28
Section 9.4.	Liability	28
Section 9.5.	Participation Agreement	29
Section 9.6.	Successors to the Employer	29
Section 9.7.	Tax Withholding	29

Exhibit A	Participation Agreement

Exhibit B	Summary of Actuarial Assumptions for Determining Lump Sum Distributions and Optional Annuity Forms

Exhibit C	Summary of Actuarial Assumptions and Methods for Determining Supplemental Executive Retirement Plan Trust Annual Funding Liabilities

ii

ARTICLE I
Purpose and Effective Date
     Section 1.1. Purpose: The purpose of this Plan is to provide supplemental retirement income, death and disability benefits to certain executive employees of Atmos Energy Corporation. This Plan is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees so as to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA, and shall be so interpreted.
     Section 1.2. Effective Date: The Plan, which is effective as of August 7, 2007, is an amendment and restatement of the Performance-Based Supplemental Executive Benefits Plan which was adopted effective August 12, 1998. The Plan shall apply generally to any participant in the Prior Plan (as defined below) who did not terminate employment prior to August 7, 2007. Except as otherwise provided herein, any Eligible Employee who is a participant in the Prior Plan and who terminated employment prior to August 7, 2007, shall be entitled to those benefits, if any, provided by the Prior Plan, as modified, where appropriate, to comply with the requirements of Code Section 409A and the guidance issued thereunder as then in effect.
ARTICLE II
Definitions and Construction
     Section 2.1. Definitions: The following words and phrases used in this Plan shall have the respective meanings set forth below, unless the context in which they are used clearly indicates a contrary meaning:
     (a) Beneficiary: The individual or individuals described in Section 7.3 of this Plan who are receiving any benefit payments hereunder.
     (b) Board of Directors: The Board of Directors of the Employer.

     (c) Cause: The termination of employment by the Employer upon the happening of either (i) or (ii) as follows:
     (i) The willful and continued failure by the Participant to substantially perform his duties with the Employer (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Employer that specifically identifies the manner in which the Employer believes that the Participant has not substantially performed his duties.
     (ii) The Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Employer, monetarily or otherwise.
For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and with a reasonable belief that the action or omission was in the best interests of the Employer. Notwithstanding the foregoing, the Participant shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors of the Employer at a meeting of such Board of Directors called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with the Participant’s counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors that the Participant was guilty of conduct set forth above in subparagraph (i) or (ii) and specifying the particulars thereof in detail.
     (d) Change in Control:
     (i) A “Change in Control” of the Employer occurs upon a change in the Employer’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:
     (A) Change in Ownership. A change in ownership of the Employer occurs on the date that any “Person” (as defined in subparagraph (ii) below), other than (1) the Employer or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Employer or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or indirectly, by the shareholders of the Employer in substantially the same proportions as their ownership of the Employer’s stock, acquires ownership of the Employer’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Employer’s stock. However, if any Person is considered to own already more than

50% of the total fair market value or total voting power of the Employer’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control. In addition, if any Person has effective control of the Employer through ownership of 30% or more of the total voting power of the Employer’s stock, as discussed in subparagraph (i)(B) below, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (i)(A); or
     (B) Change in Effective Control. Even though the Employer may not have undergone a change in ownership under subparagraph (i)(A) above, a change in the effective control of the Employer occurs on either of the following dates:
     (1) the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Employer’s stock possessing 30 percent or more of the total voting power of the Employer’s stock. However, if any Person owns 30% or more of the total voting power of the Employer’s stock, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (i)(B)(1); or
     (2) the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (C) Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Employer, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Employer’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to an entity that is controlled by the shareholders of the Employer immediately after the transfer, through a transfer to (1) a shareholder of the Employer (immediately before the asset transfer) in exchange for or with respect to the Employer’s stock; (2) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Employer; (3) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Employer’s outstanding stock; or (4) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Employer’s outstanding stock.
     (ii) For purposes of subparagraph (i) above,
     (A) “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.
     (B) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.
     (iii) The provisions of this Section 2.1(d) shall be interpreted in accordance with the requirements of the Final Treasury Regulations under Code Section 409A, it being the intent of the parties that this Section 2.1(d) shall be in compliance with the requirements of said Code Section and said Regulations.
     (e) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.
     (f) Compensation: Except as otherwise provided in the Participant’s Participation Agreement, the sum of (i) and (ii) as follows:
     (i) The greater of (A) the Participant’s annual base salary with the Employer at the date of his termination of employment, or (B) the average of the Participant’s annual base salary for the highest three (3) calendar years (whether or not consecutive) of the Participant’s employment with the Employer.
     (ii) The greater of (A) the Participant’s last Performance Award, or (B) the average of the highest three (3) Performance Awards (whether or not consecutive).
     (g) Covered Employment: The total period of employment with the Employer.

     (h) Death Benefit: The total benefit provided under this Plan upon the death of a Participant, which benefit is calculated in this Plan on a pre-tax basis.
     (i) Disability: The termination of a Participant’s active employment with the Employer on account of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, for which the Participant is receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Employer.
     (j) Disability Benefit: The monthly benefit provided under this Plan to a Participant who suffers a Disability, which benefit is calculated in this Plan on a pre-tax basis.
     (k) Eligible Employee: An employee of the Employer (i) who was not a participant in the Supplemental Executive Benefits Plan (“SEBP”) as of August 12, 1998 and is either a (A) corporate officer of the Employer selected by the Board of Directors in its discretion to participate in the Plan, or (B) the president of an operating division of the Employer or any other employee of the Employer selected by the Board of Directors in its discretion to participate in the Plan; or (ii) who was a participant in the SEBP prior to January 1, 1999, but who as of January 1, 1999 elected in writing to cease his participation in the SEBP and become an Eligible Employee hereunder as of that date. Any employee who elected to become an Eligible Employee pursuant to clause (ii) of the preceding sentence shall receive credit as an Eligible Employee hereunder for the period of time he was an eligible employee under the SEBP.
     (l) Employer: Atmos Energy Corporation.
     (m) ERISA: The Employee Retirement Income Security Act of 1974, as amended.
     (n) Group Long-Term Disability Plan: The Atmos Energy Corporation Group Long-Term Disability Plan, as amended from time to time.
     (o) Involuntary Termination: The termination of a Participant’s participation in the Plan due to either (i) or (ii) as follows:
     (i) Involuntary termination of the Participant’s employment by the Employer, provided said termination constitutes a Separation from Service and such termination is for any reason other than Cause or Disability.
     (ii) Any reason other than for Cause by the Employer prior to the Participant’s Separation from Service with the Employer.
     (p) LTD Disability: A disability (i) as determined under the Group Long-Term Disability Plan, as in effect from time to time, or (ii) a determination of total disability for purposes of eligibility for Social Security disability benefits, if such Group Long-Term Disability Plan is not then in existence, or the Participant is no longer entitled to benefits under the Group Long-Term Disability Plan because such Participant received a lump sum settlement of disability benefits under that plan. If a Participant’s Disability is based on his eligibility for Social Security disability benefits, such Participant shall not be treated as having suffered an LTD Disability unless he shall provide the Plan Administrator, or a committee which may be established pursuant to Section 8.1, with written proof, in a form and within the time determined by the Plan Administrator, or a committee which may be established pursuant to Section 8.1, to be satisfactory, that such Participant is receiving Social Security disability benefits, and unless such Participant provides written proof of the continuing receipt of Social Security disability benefits six months after commencement of such Social Security disability benefits and every six months thereafter, such Participant’s Disability shall be deemed to have ceased at the time he fails to provide such written proof.
     (q) Participant: An Eligible Employee of the Employer who meets the requirements to participate in the Plan in accordance with the provisions of Article III hereof.
     (r) Participation Agreement: The agreement between the Employer and a Participant described in Section 9.5 of this Plan, executed in the form attached hereto as Exhibit A, or in such other form as the Board of Directors, in its sole discretion, may establish from time to time.
     (s) Plan: The Atmos Energy Corporation Supplemental Executive Retirement Plan, as set forth herein and as amended from time to time.
     (t) Pension Plan: Any defined benefit pension plan adopted, established or maintained by the Employer, whichever is applicable, as amended from time to time. Any amount payable to or with respect to a Participant from any group annuity contract maintained in connection with the Pension Plan shall be deemed part of the benefit applicable to the Participant under the Pension Plan.
     (u) Performance Awards: Except as otherwise provided in the Participant’s Participation Agreement, any amount paid, or authorized to be paid, to a Participant while a Participant in the Plan pursuant to any annual performance bonus or incentive compensation plan adopted or established by the Employer, or, upon and after a Change in Control, any amount paid, or authorized to be paid, to a Participant as a performance related cash bonus in addition to his base cash compensation.
     (v) Plan Administrator: The Board of Directors.
     (w) Plan Year: Each twelve (12) month period beginning on January 1 and ending on December 31.
     (x) Prior Plan: The Atmos Energy Corporation Performance-Based Supplemental Executive Benefits Plan, as in effect at any time prior to the Effective Date and, where applicable, operated in accordance with the interim guidance issued under Code Section 409A.
     (y) Retired Participant: A Participant under this Plan who receives benefits upon Retirement.
     (z) Retirement or Retire: A Participant’s voluntary termination from employment with the Employer that constitutes a Separation from Service after he is vested in his retirement benefits under the Pension Plan and has met the age and service requirements to be eligible to commence an early retirement benefit under the Pension Plan.
     (aa) Separation from Service: A Participant’s termination from employment with the Employer that constitutes a “separation from service” as defined in Section 1.409A-1(h) of the Final Treasury Regulations under Code Section 409A, or any successor provision thereto.
     (bb) Supplemental Pension: A Participant’s pension benefit provided under this Plan, which benefit is calculated in this Plan on a pre-tax basis.
     (cc) The expressions listed below shall have the meanings stated in the subparagraphs hereof respectively indicated:

“Affiliate”	subparagraph 2.1(d)(ii)(B)

“Dependent Death Benefit”	subparagraph 7.2(a)(iii)

“Lump Sum Death Benefit”	subparagraph 7.2(a)(i)

“Monthly Death Benefit”	subparagraph 7.2(a)(ii)

“Original Payment Date”	subparagraph 5.4(c)

“Person”	subparagraph 2.1(d)(ii)(A)

“SEBP”	subparagraph 2.1(k)

“Specified Employee”	subparagraph 5.4(c)
     Section 2.2. Construction: The masculine gender, whenever appearing in this Plan, shall be deemed to include the feminine gender; the singular may include the plural; and vice versa, unless the context clearly indicates to the contrary.

     Section 2.3. Governing Law: This Plan shall be construed in accordance with and governed by the laws of the State of Texas, except to the extent otherwise preempted by ERISA or any other Federal law.
ARTICLE III
Eligibility and Participation
     Section 3.1. Employees Eligible to Participate: Each participant in the Prior Plan who terminated employment prior to August 7, 2007, shall remain a participant in the Prior Plan; each Participant who is an Eligible Employee on August 7, 2007 shall remain a Participant and shall continue to participate in this Plan; and any other Eligible Employee who becomes a Participant shall participate in this Plan, provided he complies with the provisions of Section 9.5 hereof. Any Participant who ceases being an Eligible Employee during his employment with the Employer shall immediately cease active participation in this Plan and shall no longer be a Participant, except as otherwise set forth herein.
ARTICLE IV
Assets Used for Benefits
     Section 4.1. Amounts Provided by the Employer: Benefits payable under this Plan shall constitute general obligations of the Employer in accordance with the terms of this Plan. The Employer may, in its sole discretion, establish a trust or other funding arrangement that is subject to the claims of the Employer’s general unsecured creditors for the purpose of funding a Participant’s accrued benefit payable under this Plan. Any such trust or other funding arrangement may also provide for the distribution to the Participant of an amount equal to any federal, state, local or other taxes that are incurred by the Participant in the event the establishment of such trust or other funding arrangement constitutes the constructive receipt by the Participant of any benefits payable hereunder prior to the actual receipt of such benefits. The Employer shall make appropriate adjustments to the amount of the Participant’s Supplemental Pension in order to reflect the effect upon such Supplemental Pension of the distribution described in the foregoing sentence. The Employer also may, but shall not be obligated to, purchase one or more life insurance policies or contracts to provide for the payment of the Death Benefits. Any such policies or contracts purchased hereunder shall remain a general asset of the Employer or of any trust established hereunder.
     Section 4.2. Funding: Not later than the time each Participant who elected to receive his Supplemental Pension in the form of a monthly annuity provided for in Section 5.3(a)(i), (ii) or (iv) Retires or becomes eligible to receive an unreduced Supplemental Pension under this Plan, whichever occurs first, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of such Participant’s accrued Supplemental Pension. The amount required to be funded by this Section 4.2 shall be calculated in accordance with Section 8.3 hereof. Each Participant who elected or is otherwise entitled to receive his Supplemental Pension in a lump sum payment shall not, except as provided below, have any amount contributed to a trust or other funding arrangement on his behalf pursuant to this Section 4.2. Notwithstanding the foregoing, immediately upon a Change in Control, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of all Supplemental Pension benefits (vested and unvested) payable hereunder to each Participant and Retired Participant, regardless of whether any such person is then eligible to Retire or to receive an unreduced Supplemental Pension and regardless of the form in which such Supplemental Pension is to be paid. The Employer shall review the funding status of each such trust or other funding arrangement required to be established under this Section 4.2 on an annual basis and shall make such contributions thereto as may be required to maintain the value of the assets thereof at no less than 100% of the then-present value of all such Supplemental Pension benefits.
ARTICLE V
Supplemental Pension Benefits
     Section 5.1. Eligibility for Supplemental Pension:
     (a) Upon Retirement. Except as otherwise provided elsewhere in this Plan or in a Participation Agreement, a Participant who has been an Eligible Employee for at least two years and Retires shall be entitled to receive a Supplemental Pension.
     (b) Upon Involuntary Termination Prior to a Change in Control. A Participant who suffers an Involuntary Termination prior to a Change in Control shall be entitled to receive a Supplemental Pension, subject to the provisions of Section 5.1(c) of this Plan, so long as he is vested in his retirement benefits under the Pension Plan at the time of his Involuntary Termination and has been an Eligible Employee for at least two years prior to the Involuntary Termination.
     (c) Upon Voluntary Termination Prior to a Change in Control or Termination For Cause. A Participant who voluntarily resigns from employment with the Employer prior to being eligible for Retirement and prior to a Change in Control or who is terminated from employment with the Employer for Cause shall not be entitled to receive a Supplemental Pension.
     (d) Upon Disability. A Participant who suffers a Disability shall be entitled to a Supplemental Pension as provided in Section 6.4.

     Section 5.2. Amount of Supplemental Pension :
     (a) Upon Retirement. Except as otherwise provided in the Participant’s Participation Agreement, the Supplemental Pension payable to a Participant who Retires, and who has been an Eligible Employee for at least two years shall, unless reduced as provided in subparagraph (b) below, and based on the form of payment specified in Section 5.3(a)(i) or (ii), depending on the marital status of the Participant at Retirement, equal (i) minus (ii) as follows:
     (i) One-twelfth (1/12th) of sixty percent (60%) of the Participant’s Compensation, reduced if the Participant has fewer than ten full (10) years of Covered Employment by one-tenth (1/10th) for each full year of his Covered Employment less than ten (10) (no credit shall be given for any partial year of Covered Employment;
     (ii) The monthly amount of pension payable to the Participant under the Pension Plan as of the date that his Supplemental Pension commences, assuming payment in the automatic form applicable to him under the Pension Plan.
     (b) Reduction for Early Commencement of Supplemental Pensions. If a Participant’s Supplemental Pension commences, without regard to Section 5.4(c) before the Participant attains age 62, the amount determined under subparagraph (a)(i) above shall, unless otherwise provided in a Participation Agreement, be reduced by 2% per year for the first two (2) years (or fractional years thereof, based on full months) that such date of commencement precedes age 62, and by 4% per year for the next five (5) years (or fractional years thereof, based on full months) that such date of commencement precedes age 60.
     (c) Upon Involuntary Termination Prior to a Change in Control. The Supplemental Pension payable to a Participant who suffers an Involuntary Termination prior to a Change in Control shall be determined in accordance with subparagraph (a)

above, but, except as otherwise provided in the Participant’s Participation Agreement, for purposes of subparagraph (a)(i), shall be based upon his Compensation and full years of Covered Employment calculated as of the date of his Involuntary Termination.
     Section 5.3. Form of Payment of Supplemental Pension:
     (a) Participants Prior to October 3, 2007. Each Participant who was an Eligible Employee on October 2, 2007, shall be paid or commence his Supplemental Pension in accordance with the following provisions:
     (i) Married Participants. Except as otherwise provided in the Participant’s Participation Agreement or in subparagraph (iii) or (iv) below, if the Participant is married when his Supplemental Pension commences or is scheduled to commence pursuant to Section 5.4(a), without regard to Section 5.4(c), it shall be paid in the form of a joint and 50% survivor annuity, with the Participant’s spouse on the date payment commences or is scheduled to commence pursuant to Section 5.4(a) without regard to Section 5.4(c), as the joint annuitant. If a Participant’s spouse dies between the date the Supplemental Pension is scheduled to commence and the date the Supplemental Pension actually commences, such Participant shall be treated as unmarried for purposes of this subparagraph (a)(i).
     (ii) Unmarried Participants. Except as otherwise provided in the Participant’s Participation Agreement or in subparagraph (iii) or (iv) below, if the Participant is not married when his Supplemental Pension commences or is scheduled to commence pursuant to Section 5.4(a), without regard to Section 5.4(c), it shall be paid in the form of a life annuity, payable monthly, but guaranteed for a period of 120 months, payable to the Participant or the Participant’s named Beneficiary. If an unmarried Participant becomes married between the date the Supplemental Pension is scheduled to commence and the date the Supplemental Pension actually commences, such Participant shall be treated as married for purposes of this subparagraph (a)(ii).
     (iii) 2007 Transition Election for Certain Participants. Notwithstanding any provisions of the Plan to the contrary, each Participant who has not incurred a Separation from Service and is still an Eligible Employee on October 3, 2007 shall be given an election to change his or her form of payment from the form set forth in subparagraph (i) or (ii) above, as the case may be, to a lump sum payment equal to the actuarial equivalent lump sum value of the Supplemental Pension provided for in subparagraph (i) or (ii) above, or to one of the actuarial equivalent alternative annuity forms provided for in subparagraph (iv) below. The actuarial equivalent lump sum value and the actuarial equivalent alternative annuity forms of Supplemental Pension payments shall be determined in accordance with the actuarial assumptions set forth in Exhibit B hereto. Any election pursuant to this subparagraph (iii) shall not permit benefits scheduled to be paid in 2007 to be deferred beyond 2007 and shall not permit benefits scheduled to be paid after 2007 to be accelerated and paid in 2007. Any election pursuant to this subparagraph (iii) may be changed at any time on and after January 1, 2008 and prior to December 31, 2008, so long as any such election does not permit benefits scheduled to be paid in 2008 to be deferred beyond 2008 and does not permit benefits scheduled to be paid after 2008 to be accelerated and paid in 2008. Elections pursuant to this subparagraph (iii) shall be made in accordance with the transition relief regarding changing the time and form of payment on or before December 31, 2008, provided for in the interim guidance issued under Code Section 409A.
     (iv) Change in Annuity Form of Supplemental Pension. Any Participant who has elected, pursuant to subparagraph (iii) above, to receive his Supplemental Pension in an annuity form as provided for in subparagraph (i) or (ii) above or this subparagraph (iv) may elect, by submitting a completed election form to the Plan Administrator, or a committee which may be established pursuant to Section 8.1, at least 30 days prior to the date payments under the elected annuity form are to commence or are scheduled to commence pursuant to Section 5.4(a) without regard to Section 5.4(c), to convert the elected annuity form into any of the following actuarially equivalent annuity forms which are otherwise permissible or the annuity form provided for in subparagraph (i) or (ii) above, as applicable:
     (A) Life Annuity, with a monthly amount payable for the life of the Participant;
     (B) Joint and Survivor Annuity, with a monthly amount payable for the life of the Participant, and an amount payable upon the Participant’s death to the Participant’s surviving spouse which is equal to 100%, 75% or 66.67% of the monthly amount which was payable to the Participant;
     (C) Life Annuity with Guaranteed Payment Period, with a monthly amount payable for the life of the Participant, and if the Participant dies before either 60 or 120 (as selected by the Participant) monthly payments are made, the remaining monthly payments for the selected period will be paid to the Participant’s surviving spouse or other designated Beneficiary.

If no election pursuant to this subparagraph (iv) is on file when benefits commence or are scheduled to commence pursuant to Section 5.4(a), without regard to Section 5.4(c) below for a Participant for whom this subparagraph (iv) applies, benefits will be paid in the form applicable under subparagraph (i) or (ii) above, as the case may be. The actuarial equivalents provided for in this subparagraph (a) will be determined on the basis of the actuarial assumptions used for determining actuarial equivalent optional forms of annuities as set forth in Exhibit B hereto.
     (b) Participants on and after October 3, 2007. Each Participant who becomes a Participant on or after October 3, 2007, shall be paid his Supplemental Pension in a lump sum payment equal to the actuarial equivalent lump sum value of the Supplemental Pension provided for in subparagraph (a)(i) or (ii) above, based on his marital status when his Supplemental Pension commences or is scheduled to commence pursuant to Section 5.4(a)(ii) without regard to Section 5.4(c). The actuarial equivalents provided for in this subparagraph (b) will be determined on the basis of the actuarial assumptions used for determining actuarial equivalent lump sums as set forth in Exhibit B hereto.
     Section 5.4. Commencement of Supplemental Pension:
     (a) Upon Retirement.
     (i) Except as otherwise provided in subparagraph (c) below, the Supplemental Pension of a Participant, other than a Participant to whom Section 5.3(b) applies, who Retires prior to January 1, 2009, shall be paid or commence at the time he begins receiving retirement benefits from the Pension Plan. However, (A) if a Participant who made the election in 2007 to receive a lump sum payment in accordance with Section 5.3(a)(iii) above becomes entitled to receive a lump sum payment in 2007, such lump sum cannot be paid prior to January 1, 2008, and except as otherwise provided in subparagraph (c) below, such Participant shall receive the monthly Supplemental Pension annuity payments otherwise provided for in Section 5.3(a)(i) or (ii), as the case may be, until January 1, 2008, at which time a lump sum payment of the actuarial equivalent lump sum value of the remaining monthly annuity payments shall be paid to such Participant on or prior to January 15, 2008, and (B) if a Participant who changed his 2007 election in 2008 (1) to receive a lump sum payment in accordance with Section 5.3(c) hereof in lieu of the monthly Supplemental Pension annuity payments provided for in Section

5.3(a)(i), (ii) or (iv), as the case may be, which such Participant elected in 2007, and such Participant becomes entitled to receive a lump sum payment in 2008, such lump sum cannot be paid prior to January 1, 2009, and except as otherwise provided in subparagraph (c) below, such Participant shall receive the monthly Supplemental Pension annuity payments otherwise elected in 2007 until January 1, 2009, at which time a lump sum payment of the actuarial equivalent lump sum value of the remaining monthly annuity payments shall be paid to such Participant on or prior to January 15, 2009, or (2) to receive monthly annuity payments in lieu of a lump sum payment which such Participant elected in 2007, and such Participant becomes entitled to receive benefits under this Plan in 2008, such 2008 election shall not be valid, and such Participant shall receive the lump sum payment elected in 2007.
     (ii) Except as otherwise provided in subparagraph (c) below, (A) the Supplemental Pension of a Participant, other than a Participant to whom Section 5.3(b) applies, who Retires on or after January 1, 2009, and (B) the Supplemental Pension of a Participant to whom Section 5.3(b) applies who Retires at any time shall be paid or commence on the first day of the month following the month in which such Participant Retires.
     (b) Upon Involuntary Termination Prior to a Change in Control. The Supplemental Pension of a Participant who suffers an Involuntary Termination prior to a Change in Control shall, except as otherwise provided in subparagraph (c) below, be paid or commence at the later of (i) the first day of the month following the month in which such Participant incurs a Separation from Service with the Employer, or (ii) the first day of the month following the month in which such Participant attains age 55.
     (c) Six Months Delay in Payment. Notwithstanding the foregoing provisions of this Section 5.4, Section 5.5(c) and Section 9.1(c), from and after January 1, 2009, if a Participant who is entitled to payments under said applicable Section is a “specified employee,” as defined in § 1.409A-1(i) of the Final Regulations under Code Section 409A, and the Supplemental Pension would otherwise be paid or commence (the “Original Payment Date”) before a date which is at least six (6) months following the date of the Participant’s Separation from Service, the Supplemental Pension shall be paid or commence on the date which is six (6) months following the date of the Participant’s Separation from Service (or, if earlier, the date of death of the Participant), provided the six (6) months delay requirements of Code Section 409A otherwise apply to the payments under said applicable Section. All monthly annuity payments which are delayed for six (6) months shall be paid in a lump sum on the date specified in this subparagraph (c) for commencement of such payments. All lump sum or monthly annuity payments which are delayed as provided in this subparagraph (c) shall accrue interest for the period from the Original Payment Date (or, in the case of the monthly annuity payments the first day of the month in which such payment was to be made) until the date such payment is actually made. Said interest shall be equal to the applicable segment rates as defined in Code Section 417(e)(3)(D), without regard to the phase-in percentages specified in Code Section 417(e)(3)(D)(iii), for the November preceding the first day of the calendar year in which the participant retires or otherwise becomes entitled to payments without regard to this Section 5.4(c).
     Section 5.5. Supplemental Pensions After a Change in Control:
     (a) Eligibility For Supplemental Pension. Notwithstanding anything to the contrary in this Plan, a Participant shall be entitled to a Supplemental Pension, regardless of whether he has been an Eligible Employee for at least two years or is vested in his retirement benefits under the Pension Plan, if following a Change in Control of the Employer which occurs at a time when he is an Eligible Employee, either (i) or (ii) occurs:
     (i) The Participant incurs a Separation from Service
     (A) on account of LTD Disability; or

     (B) involuntarily by the Employer for any reason other than for Cause.
     (ii) The Participant’s participation in the Plan is terminated by the Employer for any reason other than for Cause prior to his Separation from Service with the Employer.
In order for the provisions of this Section 5.5 to apply, the involuntary Separation from Service referred to in subparagraph (i)(A) above or the termination of participation referred to in subparagraph (ii) above must occur within three (3) years after the Change in Control.
     If a Participant incurs a Separation from Service involuntarily by the Employer for any reason other than for Cause, or his participation in the Plan is terminated by the Employer for any reason other than for Cause, prior to a Change in Control (whether or not a Change in Control ever occurs) and such Separation either (A) was at the request or direction of a person who has entered into an agreement with the Employer, the consummation of which would constitute a Change in Control, or (B) was otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs), then such Participant’s Separation from Service or termination of participation shall be deemed to have followed a Change in Control of the Employer, and such Participant shall be one who is described in this subparagraph (a).
     (b) Amount of Supplemental Pension. The Supplemental Pension payable to a Participant described in subparagraph (a) above shall be calculated in the same manner as set forth in Section 9.1(c) for benefits payable in the event of a termination of the Plan, but based on his Compensation as of the date of his Separation from Service or the date his participation in the Plan is terminated, whichever is applicable.

     (c) Commencement of Supplemental Pension. Except as otherwise provided in Section 5.4(c), the Supplemental Pension payable to a Participant described in subparagraph (a) above shall be paid or commence on the later of (i) the first day of the month following the month in which he incurs a Separation from Service, or (ii) the first day of the month following the month in which such Participant attains age 55.
ARTICLE VI
Disability Benefits
     Section 6.1. Eligibility For Disability Benefit: A Participant who is an Eligible Employee and otherwise is actively participating in the Plan shall be entitled to a Disability Benefit if he suffers a Disability and an LTD Disability prior to his Retirement.
     Section 6.2. Amount of Disability Benefit: The Disability Benefit payable to an eligible Participant shall equal (a) minus (b) as follows:
     (a) One-twelfth (1/12th) of sixty percent (60%) of the Participant’s Compensation calculated as of the date of his Disability.
     (b) The total monthly amount of disability benefit payable to the Participant under the Group Long-Term Disability Plan (before any offsets) as of the date that his employment terminates due to Disability.
     Section 6.3. Payment of Disability Benefit: A Participant’s Disability Benefit shall be paid commencing on the 181st day following the later of the date of his Disability or the date of his LTD Disability, and shall continue for so long as benefits are paid due to an LTD Disability.
     Section 6.4. Payment of Supplemental Pension to Disabled Participants:
     (a) Upon Reaching Age 65. If a Participant who has suffered an LTD Disability reaches age 65 while still receiving a Disability Benefit, such Participant shall be entitled to a Supplemental Pension, to be paid or to commence on the first day of the month following the month in which such Participant attains age 65, regardless of whether the Participant has been an Eligible Employee for at least two years. The Supplemental Pension payable to such Participant shall be in the form provided in Section 5.3 and determined in accordance with Section 5.2(a). Upon commencement of a Participant’s Supplemental Pension under this Section 6.4(a), such Participant’s Disability Benefit under Section 6.3 hereof shall cease.
     (b) Prior to Reaching Age 65. Notwithstanding the provisions of subparagraph (a) above, a Participant receiving a Disability Benefit shall receive a Supplemental Pension to be paid or to commence on the first day of the month following the month in which occurs the later of (i) such Participant’s 62nd birthday, or (ii) such Participant’s entitlement to an unreduced Supplemental Pension under Section 5.2(a)(i), if such month occurs prior to such Participant’s 65th birthday. If a Participant becomes entitled to a Supplemental Pension pursuant to this subparagraph (b), the Participant’s Disability Benefits shall cease, and such Supplemental Pension shall be in the form provided for in Section 5.3, determined in accordance with Sections 5.2(a) and (b) and shall be based on the Participant’s Compensation as of the date that such individual suffered a Disability.
ARTICLE VII
Death Benefits
     Section 7.1. Eligibility For Death Benefit: A Participant’s Beneficiary shall be entitled to a Death Benefit if the Participant meets the requirements of either (a), (b) or (c) as follows:
     (a) He dies before his employment with the Employer terminates or while receiving a Disability Benefit under this Plan.
     (b) He Retires but dies before the commencement of his Supplemental Pension.

     (c) He is entitled to a Supplemental Pension pursuant to the provisions of Section 5.1(b) or Section 5.5(a) of this Plan, but dies before the commencement of his Supplemental Pension.
     Section 7.2. Amount of Death Benefit:
     (a) In-Service Death. In the case of a Participant who dies as provided in Section 7.1(a), the Death Benefit will be the total of the following (i), (ii) and (iii):
     (i) A lump sum payment equal to two times the Participant’s Compensation minus any amount payable under the Employer’s Group Basic Life Insurance Plan (the “Lump Sum Death Benefit”).
     (ii) A monthly benefit equal to one-twelfth of an amount equal to fifty percent of the Participant’s Compensation at the time of his death (the “Monthly Death Benefit”).
     (iii) If the Participant leaves a child or children to whom payments are to be made under Section 7.3 hereof, a monthly benefit equal to one-twelfth of an amount equal to twenty-five percent (25%) of the Participant’s Compensation at the time of his death (the “Dependent Death Benefit”).
     (b) Post-Retirement Death. In the case of a Participant who dies as provided in Section 7.1(b), a Death Benefit will be paid as follows:
     (i) If such Participant was entitled to receive his Supplemental Pension in a form provided for in Section 5.3(a)(i), (ii) or (iv), a Death Benefit will be paid to the Beneficiary who is so entitled at the time of his death. If such Participant Retires either (A) prior to January 1, 2009, or (B) on or after January 1, 2009 and the six months delay provision of Section 5.4(c) does not apply, such Death Benefit shall be paid in the amount that would have been applicable had the Participant’s Supplemental Pension commenced in the month of his death. If such Participant Retires on or after January 1, 2009 and the six months delay provision of Section 5.4(c) applies, such Death Benefit shall consist of the following: (C) a lump sum payment will be paid to the Beneficiary entitled to receive the Death Benefit pursuant to Section 7.3(a) below in an amount equal to the sum of the monthly annuity payments which would have been payable to the Participant for the months between the month in which his Supplemental Pension would have commenced without regard to Section 5.4(c) and the month in which he died, plus interest through the date of his death as provided for in Section 5.4(c), and (D) the monthly survivor benefit will be paid to the Beneficiary who would have been so entitled on the basis of the form of payment that would have applied to him pursuant to Section 5.3(a)(i), (ii) or (iv) had the Participant’s Supplemental Pension commenced in the month of his death.
     (ii) If such Participant was entitled to receive his Supplemental Pension in the form of a lump sum payment pursuant to Section 5.3(a)(iii) or Section 5.3(b), a Death Benefit will be paid to the Beneficiary entitled to receive the Death Benefit pursuant to Section 7.3(a) below. The amount of such Death Benefit shall be equal to the lump sum amount such Participant would have been entitled to receive had the Participant’s Supplemental Pension been paid in the month of his death, plus interest, if applicable, through the date of his death pursuant to Section 5.4(c) as if the date of his death were the end of the six months delay period.
     (c) Deferred Retirement Death. In the case of a Participant who dies as provided in Section 7.1(c), a Death Benefit will be paid as provided in (i) or (ii) as follows:
     (i) In the case of a Participant who dies prior to reaching age 55, a Death Benefit will be paid to the Beneficiary who would have been so entitled at the time of his death and in the amount determined as follows:
     (A) If such Participant was entitled to receive his Supplemental Pension in the form provided for in Section 5.3(a)(i), (ii) or (iv), such Death Benefit shall be paid in the form applicable under section 5.3(a)(i) or (ii), based on his marital status at the time of his death, to the Beneficiary who would have been so entitled at the time of his death on the basis of that form, and in the amount that would have been applicable had the Participant lived to age 55, commenced his Supplemental Pension in the month immediately following the month in which he reached age 55 and died immediately after his Supplemental Pension commenced, as reduced actuarially, on the basis of the Beneficiary’s age, to reflect commencement of such Death Benefit pursuant to Section 7.4(b) prior to such Participant reaching age 55.
     (B) If such Participant was entitled to receive his Supplemental Pension in the form of a lump sum payment, such Death Benefit shall be paid as provided in Section 7.3(a) in a lump sum amount equal to the actuarial equivalent lump sum value of the survivor benefit that would have been paid under the form applicable under Section 5.3(a)(i) or (ii) had the Participant lived to age 55, commenced his Supplemental Pension in the month immediately following the month in which he reached age 55 and died immediately after his Supplemental Pension commenced, as reduced actuarially, on the basis of the Beneficiary’s age, to reflect commencement of such Death Benefit pursuant to Section 7.4(b) prior to such Participant reaching age 55.
     (ii) In the case of a Participant who dies after reaching age 55, a Death Benefit will be paid to the Beneficiary in the amount provided for in Section 7.2(b) above.
     (iii) For purposes of this Section 7.2(c), the actuarial equivalent lump sum value and the actuarial equivalent alternative annuity forms of Supplemental Pension payments shall be determined in accordance with the actuarial assumptions set forth in Exhibit C hereto.
     Section 7.3. Form of Payment of Death Benefits:
     (a) Lump Sum and Monthly Death Benefits. The Lump Sum Death Benefit, the Monthly Death Benefit, the Death Benefit provided for in Section 7.2(b)(i)(C), the Death Benefit provided for in Section 7.2(b)(ii) and the Death Benefit provided for in Section 7.2(c)(i)(B) are payable to the Participant’s designated Beneficiary. In the event that no Beneficiary has been effectively designated as provided with respect to the Death Benefits described in the preceding sentence or the guaranteed monthly payments for the selected period under the annuity form described in Sections 5.3(a)(ii) and 5.3(a)(iv)(C), the Participant’s surviving spouse shall be deemed the designated Beneficiary, or if the Participant has no surviving spouse, his children, if any, per stirpes, and if none, the estate of the Participant shall be deemed the designated Beneficiary. If a Beneficiary entitled to receive a Death Benefit that is a survivor annuity payment hereunder (other than the guaranteed monthly payments for the selected period under the annuity form described in Sections 5.3(a)(ii) and 5.3(a)(iv)(C)) dies before commencement of payment of that Death Benefit, then that Death Benefit shall not be payable from the Plan. The Monthly Death Benefit shall be a single life annuity, if the Participant’s surviving spouse is the designated Beneficiary, and shall be a 120-month term certain annuity, if someone other than the surviving spouse is the Participant’s designated Beneficiary.
     (b) Dependent Death Benefit. The Dependent Death Benefit is payable to the Participant’s dependent children in equal shares until there cease to be any dependent children remaining. As each child loses his or her dependent status, the child’s share of the Dependent Death Benefit shall be paid to the remaining dependent child or children in equal shares. A child of the Participant is deemed to be a dependent until the child reaches age eighteen or, if a full-time student (i.e. enrolled in twelve hours or more of courses of higher education), age 25, or until the child’s death if earlier. At the discretion of the Plan Administrator, any dependent child’s share of the Dependent Death Benefit may be paid to the Participant’s surviving spouse or other guardian of such child if applicable and shall constitute full settlement of the Plan’s obligation to such child with respect to such payment. If the Participant’s surviving spouse is the designated Beneficiary for the Monthly Death Benefit and dies while receiving the Monthly Death Benefit and while any dependent child or children of the Participant remain, then the Monthly Death Benefit being paid to the surviving spouse shall be added to the Dependent Death Benefit and shall be payable in equal shares to the dependent children in the same manner and for the same time period as the Dependent Death Benefit.
     Section 7.4. Commencement of Death Benefits:
     (a) The Death Benefits payable pursuant to Section 7.2(a) shall be paid, with respect to the Lump Sum Death Benefit, or shall commence, with respect to the Monthly Death Benefit and the Dependent Death Benefit, as of the first day of the month next following the Participant’s death.

     (b) The Death Benefits payable pursuant to Sections 7.2(b) and (c) shall commence as of the first day of the month next following the Participant’s death.
ARTICLE VIII
Administration
     Section 8.1. Plan Administration: The Plan shall be administered by the Board of Directors. The Board of Directors may, in its sole discretion, establish a committee to carry out the day-to-day administration of the Plan and may delegate any portion of its authority and responsibilities as Plan Administrator to such committee.
     Section 8.2. Powers of Plan Administrator: The Plan Administrator shall have the discretionary power and authority to interpret and administer the Plan according to its terms, including the power to construe and interpret the Plan, to supply any omissions therein, to reconcile and correct any errors or inconsistencies, to decide any questions in the administration and application of the Plan, and to make equitable adjustments for any mistakes or errors in the administration and application of the Plan. The Plan Administrator shall have such additional powers as may be necessary to discharge its duties and responsibilities hereunder.
     Section 8.3. Calculation of Funding Obligations: The Employer shall calculate its funding obligations hereunder solely by using the actuarial assumptions and methodology set forth in Exhibit C hereto. In its discretion, at any time prior to a Change in Control of the Employer, the Employer may amend Exhibit C to change such actuarial assumptions and methodology, provided that such changes are communicated promptly in writing to all Participants, Retired Participants, and Beneficiaries. Upon and after a Change in Control of the Employer, the actuarial assumptions and methodology set forth in Exhibit C may be changed with respect to any Participant, Retired Participant, or Beneficiary who was a Participant, Retired

Participant, or Beneficiary at the time of such Change in Control, only with the written consent of such affected Participant, Retired Participant, or Beneficiary.
     Section 8.4. Annual Statements: As soon as practicable after the end of each Plan Year, the Employer shall deliver to each Participant, Retired Participant, and Beneficiary a statement containing (a) the present value of the Employer’s future benefit obligations to the Participant, Retired Participant, or Beneficiary; (b) the actuarial assumptions used to calculate the present value of the Employer’s future benefit obligations hereunder; and (c) the aggregate current value of the assets, if any, held in a trust or other funding arrangement which are sufficient to fund 100% of the then-present value of the accrued Supplemental Pension for any Participant, Retired Participant, or Beneficiary for whom benefits are paid in the form of an annuity and for whom assets are required to be held in trust.
ARTICLE IX
Miscellaneous Provisions
     Section 9.1. Amendment or Termination of the Plan:
     (a) In General. Subject to the remaining provisions of this Section 9.1, the Board of Directors may by resolution, in its absolute discretion, from time to time, amend, suspend, or terminate any or all of the provisions of the Plan; provided, however, that no amendment, suspension, or termination may apply so as to decrease the payment to any Participant or Beneficiary of any benefit under the Plan that he accrued prior to the effective date of such amendment, suspension, or termination, nor shall such amendment, suspension, or termination change the time and form of payment to be made under the provisions of the Plan as in effect before such amendment, suspension, or termination, except as otherwise permitted or required under Code Section 409A and the Treasury regulations issued thereunder.
     (b) Amendment That Decreases Benefits. If the Board of Directors amends the Plan and such amendment results in a decrease in the Supplemental Pension, Death Benefits or Disability Benefit that otherwise would be paid under this Plan but for the amendment, except as provided in subparagraphs (iii) and (iv) below, the Participant’s Supplemental Pension, Death Benefits or Disability Benefit shall equal the sum of (i) and (ii) as follows:
     (i) The amount derived by multiplying the Participant’s benefit calculated pursuant to the terms of the Plan in effect immediately prior to the amendment and based upon the Participant’s Compensation used to calculate the appropriate benefit by the following fraction: The numerator is the number of full years of Covered Employment the Participant has prior to the effective date of the amendment, and the denominator is the total number of full years of Covered Employment the Participant has; however, neither the numerator nor the denominator shall exceed 10.
     (ii) The amount derived by multiplying the Participant’s benefit as calculated pursuant to the terms of the Plan as amended based upon the Participant’s Compensation used to calculate the appropriate benefit by the following fraction: The numerator is the number of full years that the Participant participated in the Pension Plan after the effective date of the amendment (but this number when added to the numerator of the fraction in subparagraph (i) above, shall not exceed 10) and the denominator is the total number of full years of Covered Employment the Participant has (but this number shall not exceed 10).
     (iii) Notwithstanding the foregoing provisions of this subparagraph (b), if the Plan is so amended before a Participant is vested in his retirement benefits under the Pension Plan, the Participant’s Supplemental Pension, Death Benefit or Disability Benefit shall be calculated solely in accordance with the terms of the Plan as amended.
     (iv) Notwithstanding the foregoing provisions of this subparagraph (b), if any such amendment occurs upon or after a Change in Control, the Participant’s Supplemental Pension shall at least equal the benefits which would be paid under subparagraph (c) below if there was a termination of the Plan at the time of such amendment.

     Notwithstanding the foregoing provisions of this subparagraph (b), the Amendment and Restatement of the Plan effective August 7, 2007 shall not for any purposes be treated as resulting in a decrease in the Supplemental Pension, Death Benefit or Disability Benefit otherwise payable under this Plan.
     (c) Termination of the Plan.
     (i) If the Board of Directors terminates all or any portion of the Plan and such termination adversely affects a Participant’s Supplemental Pension, such Participant shall be entitled to receive a Supplemental Pension whether or not such Participant has been an Eligible Employee for at least two years or is vested in his retirement benefits under the Pension Plan at the time of such Plan termination.
     (A) It shall be based upon the Participant’s Compensation as of the date of the termination of the Plan;
     (B) If payment of the Supplemental Pension begins before the Participant has ten full years of Covered Employment, the reduction referred to in Section 5.2(a)(i) shall not apply;
     (C) If payment of the Supplemental Pension begins before the Participant attains age 62, the reductions referred to in Section 5.2(b) shall not apply; and
     (D) If the Participant is not otherwise vested under the Pension Plan, the calculation made under Section 5.2(a)(ii) above shall be made as if he were so vested.
Except as otherwise provided in Section 5.4(c), the Supplemental Pension determined under this subparagraph (c) shall be paid or commence on the later of (i) the first day of the month following the month in which such Participant incurs a Separation from Service, or (ii) the first day of the month following the month in which such Participant attains age 55.
     (ii) If the Board of Directors terminates all or any portion of the Plan and such termination adversely affects the Disability Benefits or Death Benefits described in the Plan, a Participant shall continue to be entitled to the Disability Benefits or Death Benefits described in the Plan if he thereafter dies or suffers a Disability. Any such Death Benefit or Disability Benefit, however, shall be calculated as of the date of termination of such benefit or the Plan as if such date of termination was the date the Participant died or suffered a Disability. Payment of any such Death Benefit or Disability Benefit shall be made in accordance with the terms of the Plan as in effect immediately prior to the date of termination of such benefit or the Plan.
     (d) Amendments to Comply with Internal Revenue Code Section 409A. Notwithstanding any of the foregoing provisions of this Section 9.1 or any of the terms and conditions of the Participation Agreement to the contrary, the Board of Directors reserves the right, in its sole discretion, to amend the Plan and/or any Participation Agreement in any manner it deems necessary or desirable in order to comply with or otherwise address issues resulting from Code Section 409A.
     Section 9.2. Nonguarantee of Employment: Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any employee, as a right of any employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its employees, with or without Cause.
     Section 9.3. Nonalienation of Benefits: To the extent permitted by law, benefits payable under this Plan shall not, without the Plan Administrator’s consent, be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Any unauthorized attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. No part of the assets of the Employer shall be subject to seizure by legal process resulting from any attempt by creditors of or claimants against any Participant or Beneficiary or any person claiming under or through the foregoing to attach his interest under the Plan.
     Section 9.4. Liability: No director, officer, or employee of the Employer shall be liable for any act or action, whether of commission or omission, taken by any other director, officer, employee, or agent of the Employer under the terms of the Plan or, except in circumstances involving his bad faith, for anything done or omitted to be done by him under the terms of the Plan.
     Section 9.5. Participation Agreement: Each Participant shall enter into a Participation Agreement as a condition to his participation in the Plan. Such Participation Agreement shall constitute a separate and enforceable agreement between the Employer and the Participant regarding the Participant’s rights in the Plan.
     Section 9.6. Successors to the Employer: Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, shall be bound by the terms of this Plan in the same manner and to the same extent as the Employer.
     Section 9.7. Tax Withholding: The Employer shall have the right to deduct from all amounts paid in cash or other form under this Agreement any Federal, state, local or other taxes required by law to be withheld.
     IN WITNESS WHEREOF, and as conclusive evidence of its adoption of this Supplemental Executive Retirement Plan, as an amendment and restatement of the Performance-Based Supplemental Executive Benefits Plan, the Employer has caused this Plan to be duly executed on this 10th day of September, 2008, to be effective as of the date set forth in Section 1.2 above.

ATMOS ENERGY CORPORATION
By:	/s/ ROBERT W. BEST
Robert W. Best
Chairman, President and Chief Executive Officer

EXHIBIT A
PARTICIPATION AGREEMENT
     THIS PARTICIPATION AGREEMENT is entered into as of the            day of                     , 20      by and between ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the “Employer”), and                                          (“Participant”).
WITNESSETH:
     WHEREAS, the Employer has adopted the Atmos Energy Corporation Performance-based Supplemental Executive Benefits Plan (the “Plan”), pursuant to which certain executive or management employees of the Employer may receive supplemental pension, disability, and death benefits; and
[The following three recitals should be used for participants in the SERP as of October 3, 2007:
     WHEREAS, Participant commenced participation in the Plan prior to October 3, 2007; and
     WHEREAS, effective as of August 7, 2007 (the “Effective Date”), the Employer amended and restated the Plan, which was renamed the Atmos Energy Corporation Supplemental Benefits Plan; and
     WHEREAS, the parties desire to enter into a new participation agreement in order for Participant to continue participation in the amended and restated Plan; and]
     WHEREAS, in accordance with Section 9.5 of the Plan, the Employer and Participant have agreed to execute and enter into this Agreement.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Agreement. The Employer hereby agrees to provide to Participant the benefits described in the Plan pursuant to the terms and conditions set forth in the Plan, a copy of which has been provided to Participant and is incorporated by reference into this Agreement. The capitalized terms used in the Plan shall have the same meanings in this Agreement as assigned to them in the Plan. Participant acknowledges he or she has received a copy of the Plan.
     2. Calculation of Supplemental Pension. For purposes of calculating the Participant’s Supplemental Pension under Section 5.2(a) of the Plan and other applicable provisions of the Plan, Covered Employment for the Participant commenced                     .
     3. Delay in Payment of Supplemental Pension For Certain Participants. If a Participant who is a “specified employee,” as defined in § 1.409A-1(i) of the Final Regulations

1

under Code Section 409A, and whose Supplemental Pension would otherwise be paid or commence (the “Original Payment Date”) before a date which is at least six (6) months following the date of Participant’s termination of employment that constitutes a “separation from service,” as defined in Code Section 409A and the Final Regulations issued thereunder (“Separation from Service”), the Supplemental Pension shall be paid or commence for such Participant on the date which is six (6) months following the date of Participant’s Separation from Service (or, if earlier, the date of death of Participant), provided such six (6) month delay is required by Code Section 409A. All monthly annuity payments which are delayed for six months shall be paid in a lump sum on the date specified in this paragraph 3 for commencement of such payments. All lump sum or monthly annuity payments which are delayed as provided in this paragraph 3 shall accrue interest for the period from the Original Payment Date (or, in the case of the monthly annuity payments the first day of the month in which such payment was to be made) until the date such payment is actually made. Said interest shall be equal to the applicable segment rates as defined in Code Section 417(e)(3)(D), without regard to the phase-in percentages specified in Code Section 417(e)(3)(D)(iii), for the November preceding the first day of the calendar year in which Participant retires or otherwise becomes entitled to payments without regard to this paragraph 3.
     4. Amendment or Termination of the Plan; Separation from Service or Termination of Participation Without Cause. The Employer hereby agrees that, if
     (i) the Employer amends or terminates the Plan in such a manner that results in a decrease in the amount of the benefits to be paid under the Plan to Participant,
     (ii) Participant incurs a Separation from Service by reason of Participant’s employment being terminated involuntarily by the Employer for any reason other than for Cause (as defined in subparagraph 4(e) below), or on account of LTD Disability, or
     (iii) Participant’s participation in the Plan is terminated by the Employer for any reason other than for Cause prior to Participant’s Separation from Service with the Employer,
Participant shall have the right to, and the Employer agrees to pay to Participant, any benefits accrued prior to the effective date of such amendment or termination of the Plan or of such Participant’s Separation from Service with the Employer or termination of participation in the Plan. Such benefits shall become payable, however, only upon such an event, in accordance with the terms of the Plan or any portion thereof as in effect immediately prior to the effective date of such amendment or termination of the Plan or such Participant’s Separation from Service with the Employer or termination of participation in the Plan, except as otherwise permitted or required under Code Section 409A and the Treasury regulations issued thereunder. The amount of benefits that shall be paid under this paragraph 4 shall be calculated as follows:
     (a) In the event the Employer amends the Plan and such amendment results in a decrease in the amount of the Supplemental Pension, Disability Benefit, or Death

2

Benefits that would be paid under the Plan but for the amendment thereof, the amount of Participant’s benefit shall be the sum of:
     (i) The amount derived by multiplying Participant’s benefit calculated pursuant to the terms of the Plan in effect immediately prior to the amendment and based upon Participant’s Compensation used to calculate the appropriate benefit by the following fraction: The numerator is the number of full years of Covered Employment Participant has prior to the effective date of the amendment, and the denominator is the total number of full years of Covered Employment Participant has; however, neither the numerator nor the denominator shall exceed 10; plus
     (ii) The amount derived by multiplying Participant’s benefit as calculated pursuant to the terms of the Plan as amended based upon Participant’s Compensation used to calculate the appropriate benefit by the following fraction: The numerator is the number of years that Participant participated in the Pension Plan after the effective date of the amendment (but this number when added to the numerator of the fraction in subparagraph (i) above, shall not exceed 10) and the denominator is the total number of full years of Covered Employment Participant has (but this number shall not exceed 10);
provided, however, that if the Plan is so amended prior to Participant being vested in his retirement benefits under the Pension Plan, Participant’s Supplemental Pension, Death Benefit or Disability Benefit payable hereunder shall be calculated solely in accordance with the terms of the Plan as amended; and provided, further, that, if such amendment occurs upon or after a “Change in Control” (as defined in subparagraph 5(b) below), Participant’s Supplemental Pension must at least equal the benefits which would be paid under Section 9.1(c) of the Plan if there was a termination of the Plan at the time of such amendment.
     (b) In the event the Employer terminates the Plan or any portion thereof after August 7, 2007, and such termination adversely affects the Disability Benefit or Death Benefits described in the Plan, Participant’s Disability Benefit and Death Benefits shall be calculated as of the date of termination of such benefit or the Plan as though the date of such termination was the date that Participant became disabled or died. Such Disability Benefit and Death Benefits shall become payable, however, only upon Participant’s disability or death occurring in accordance with the terms of the Plan or any portion thereof as in effect immediately prior to the date of its termination, except as otherwise permitted or required under Code Section 409A and the Treasury regulations issued thereunder.
     (c) In the event the Employer terminates the Plan or any portion thereof and such termination adversely affects Participant’s Supplemental Pension described in the Plan, Participant’s Supplemental Pension shall be the amount determined in accordance with Section 5.2 of the Plan except that

3

     (i) It shall be based upon Participant’s Compensation as of the date of the termination of the Plan;
     (ii) If payment of the Supplemental Pension begins before Participant has ten full years of Covered Employment, the reduction referred to in Section 5.2(a)(i) of the Plan shall not apply;
     (iii) If payment of the Supplemental Pension begins before Participant attains age 62, the reductions referred to in Section 5.2(b) of the Plan shall not apply; and
     (iv) If Participant is not otherwise vested under the Pension Plan, the calculation made under Section 5.2(a)(ii) of the Plan shall be made as if he were so vested.
     (d) If, at any time prior to a “Change in Control” (as defined in subparagraph 5(b) below), Participant incurs a Separation from Service by reason of Participant’s employment being terminated involuntarily by the Employer for any reason other than for Cause (as defined in subparagraph 4(e) below), or on account of LTD Disability, or if Participant’s participation in the Plan is terminated by the Employer for any reason other than for Cause, Participant shall nevertheless be entitled to the benefits under the Plan that have accrued prior to Participant’s Separation from Service or the termination of Plan participation, the amount of such benefits to be calculated in the manner set forth in Section 5.2(c) of the Plan and payable at such time and form as otherwise provided for under the Plan; provided, however, that Participant’s right to a Supplemental Pension shall vest only if Participant has been an Eligible Employee for at least two years and is vested in his retirement benefits under the Pension Plan as of the date of such termination.
     (e) As used in this Agreement, “Cause” for Separation from Service shall mean termination upon
     (i) the willful and continued failure by Participant to substantially perform his duties with the Employer (other than any such failure resulting from Participant’s incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Participant by the Employer that specifically identifies the manner in which the Employer believes that Participant has not substantially performed his duties, or
     (ii) Participant’s willful engagement in conduct that is demonstrably and materially injurious to the Employer, monetarily or otherwise.
For purposes of this subparagraph, no act, or failure to act, on Participant’s part shall be deemed “willful” if done, or omitted to be done, by Participant in good faith and with a reasonable belief that the action or omission was in the best interests of the Employer. Notwithstanding the foregoing, Participant shall not be deemed to have been terminated

4

for Cause unless and until there shall have been delivered to Participant a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board of Directors of the Employer at a meeting of such Board of Directors called and held for such purpose (after reasonable notice to Participant and an opportunity for Participant, together with Participant’s counsel, to be heard before the Board of Directors), finding that in the good faith opinion of the Board of Directors that Participant was guilty of conduct set forth above in subparagraph (i) or (ii) and specifying the particulars thereof in detail.
     5. Change in Control.
     (a) Notwithstanding anything expressly or impliedly to the contrary contained in this Agreement or the Plan, if, at any time during the three (3)-year period immediately following a Change in Control of the Employer, Participant incurs a Separation from Service by reason of Participant’s employment being terminated involuntarily by the Employer for any reason other than for Cause (as defined in subparagraph 4(e) above), or he is demoted or reassigned to a position that causes him to cease to be an Eligible Employee, for any reason other than for Cause (as defined in subparagraph 4(e) above), Participant shall nevertheless be entitled to receive a Supplemental Pension at such time as he becomes entitled to receive a benefit under the Plan regardless of whether Participant has been an Eligible Employee for at least two years or is vested in his retirement benefits under the Pension Plan at the time of such termination, demotion, or reassignment. If a Participant’s incurs a Separation from Service by reason of Participant’s employment being terminated involuntarily by the Employer for any reason other than for Cause, or his participation in the Plan is terminated by the Employer for any reason other than for Cause, prior to a Change in Control (whether or not a Change in Control ever occurs) and such Separation from Service or termination either (i) was at the request or direction of a person who has entered into an agreement with the Employer, the consummation of which would constitute a Change in Control, or (ii) was otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs), then such Participant’s Separation from Service or termination of participation shall be deemed to have followed a Change in Control of the Employer. Such Supplemental Pension shall be calculated in the same manner as set forth in subparagraph 4(c) above for benefits payable in the event of a termination of the Plan.
     (b) (i) As used in this Agreement, except as provided herein, a “Change in Control” of the Employer occurs upon a change in the Employer’s ownership, its effective control or the ownership of a substantial portion of its assets, as follows:
     (A) Change in Ownership. A change in ownership of the Employer occurs on the date that any “Person” (as defined in subparagraph (ii) below), other than (1) the Employer or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Employer or any of its Affiliates, (3) an underwriter temporarily holding stock pursuant to an offering of such stock, or (4) a corporation owned, directly or

5

indirectly, by the shareholders of the Employer in substantially the same proportions as their ownership of the Employer’s stock, acquires ownership of the Employer’s stock that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Employer’s stock. However, if any Person is considered to own already more than 50% of the total fair market value or total voting power of the Employer’s stock, the acquisition of additional stock by the same Person is not considered to be a Change of Control. In addition, if any Person has effective control of the Employer through ownership of 30% or more of the total voting power of the Employer’s stock, as discussed in subparagraph (i)(B) below, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (i)(A); or
     (B) Change in Effective Control. Even though the Employer may not have undergone a change in ownership under subparagraph (i)(A) above, a change in the effective control of the Employer occurs on either of the following dates:
     (1) the date that any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of the Employer’s stock possessing 30 percent or more of the total voting power of the Employer’s stock. However, if any Person owns 30% or more of the total voting power of the Employer’s stock, the acquisition of additional control of the Employer by the same Person is not considered to cause a Change in Control pursuant to this subparagraph (i)(B)(1); or
     (2) the date during any 12-month period when a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (C) Change in Ownership of Substantial Portion of Assets. A change in the ownership of a substantial portion of the Employer’s assets occurs on the date that a Person acquires (or has acquired during the 12-month period ending on the date of the

6

most recent acquisition by such Person) assets of the Employer, that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Employer’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a transfer to an entity that is controlled by the shareholders of the Employer immediately after the transfer, through a transfer to (1) a shareholder of the Employer (immediately before the asset transfer) in exchange for or with respect to the Employer’s stock; (2) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Employer; (3) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the Employer’s outstanding stock; or (4) an entity, at least 50% of the total value or voting power of the stock of which is owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the Employer’s outstanding stock.
     (ii) For purposes of subparagraph (i) above,
     (A) “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.
     (B) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.
     (iii) The provisions of this subparagraph 5(b) shall be interpreted in accordance with the requirements of the Final Treasury Regulations under Code Section 409A, it being the intent of the parties that this subparagraph 5(b) shall be in compliance with the requirements of said Code Section and said Regulations.
     6. Limitations. Except as otherwise provided in paragraph 5 of this Agreement, Participant agrees that nothing in this Agreement or the Plan shall entitle him, or be deemed to entitle him, to receive a Supplemental Pension under the Plan if:
     (a) he has not met the requirements for a Supplemental Pension as set forth in the Plan,
     (b) his employment with the Employer is terminated prior to his reaching the age of eligibility for the immediate commencement of his Pension Plan benefit due to resignation, or

7

     (c) his employment with the Employer or participation in the Plan is terminated for Cause (as defined in subparagraph 4(e) above).
     7. Amendment or Termination. No amendment or termination of the Plan by the Employer shall constitute an amendment or termination of this Agreement. This Agreement may be amended or modified only by the written agreement of the parties hereto, and will terminate only upon the occurrence of the earlier of the following events: (a) the execution of a written agreement to terminate this Agreement signed by all of the parties hereto, (b) the satisfaction of all of the Employer’s obligations to Participant under the Plan and this Agreement, (c) the termination by Participant of Participant’s employment with the Employer by resignation effective prior to Participant reaching age 55, unless such resignation occurs after a Change in Control, or (d) the termination for Cause of Participant’s employment with the Employer. Notwithstanding any of the terms and conditions of this Participation Agreement or Section 9.1 of the Plan to the contrary, the Board of Directors reserves the right, in its sole discretion, to amend the Plan and/or this Participation Agreement in any manner it deems necessary or desirable in order to comply with or otherwise address issues resulting from Code Section 409A.
     8. Funding. Not later than the time each Participant who elected to receive his Supplemental Pension in the form of a monthly annuity provided for in Section 5.3(a)(i), (ii) or (iv) of the Plan Retires or becomes eligible to receive an unreduced Supplemental Pension under the Plan, whichever occurs first, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of Participant’s accrued Supplemental Pension. Each Participant who elected or is otherwise entitled to receive his Supplemental Pension in a lump sum payment shall not, except as provided below, have any amount contributed to a trust or other funding arrangement on his behalf pursuant to this paragraph 8. Notwithstanding the foregoing, immediately upon a Change in Control, the Employer shall contribute to a trust or other funding arrangement an amount necessary to fund 100% of the then-present value of all Supplemental Pension benefits (vested and unvested) payable under this Agreement and/or the Plan to Participant, regardless of whether Participant is then eligible to Retire or to receive an unreduced Supplemental Pension and regardless of the form in which such Supplemental Pension is to be paid. The amount required to be funded by this paragraph 8 shall be calculated in accordance with paragraph 9 hereof. The Employer shall review the funding status of the trust or other funding arrangement established under this paragraph 8 on an annual basis and shall make contributions thereto as may be required to maintain the value of the assets thereof at no less than 100% of the then-present value of all such Supplemental Pension benefits.
     9. Calculation of Funding Obligations. The Employer shall calculate its funding obligations under this Agreement and the Plan solely by using the actuarial assumptions and methodology set forth in Exhibit C to the Plan. Upon and after a Change in Control of the Employer which occurs at a time when Participant is an Eligible Employee, the actuarial assumptions and methodology set forth in Exhibit C may be changed with respect to Participant or, if applicable, his Beneficiary, only with Participant’s, or, if applicable, his Beneficiary’s, written consent.

8

     10. Confidential Information.
     (a) Participant shall not disclose or use at any time, either during employment or thereafter, any Confidential Information (as defined below) of which Participant is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Participant’s performance in good faith of duties assigned to Participant by the Employer. Participant will take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant shall deliver to the Employer at the termination of employment or at any time the Employer may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof, including electronic copies) relating to the Confidential Information, work product or the business of the Employer or any of its Subsidiaries which he may then possess or have under his control.
     (b) As used in this Agreement, the term “Confidential Information” means information that is not generally known to the public and that is used, developed or obtained by the Employer in connection with its business, including but not limited to (i) information, observations and data obtained by Participant while employed by the Employer and its predecessors (including information, observations and data obtained prior to the date of this Agreement), concerning the business or affairs of the Employer, (ii) products or services, (iii) fees, costs and pricing structures, (iv) designs, (v) analyses, (vi) drawings, photographs and reports, (vii) computer software, including operating systems, applications and program listings, (viii) flow charts, manuals and documentation, (ix) data bases, (x) accounting and business methods, (xi) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xii) customers and clients and customer or client lists (including names of contact persons, purchasing patterns or preferences, past purchase and sale history and other information), (xiii) other copyrightable works, (xiv) all production methods, processes, technology and trade secrets, (xv) business strategies, acquisition plans and candidates, financial or other performance data and personnel lists and data, and (xvi) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public, or has become otherwise generally known by the public (in each case, through no fault of Participant) prior to the date Participant proposes to disclose or use such information. Participant shall not disclose Confidential Information unless it is required to be disclosed by law, regulation or an order of a court or other governmental entity. In the event that an action is initiated pursuant to which Participant may become legally compelled to disclose all or any portion of the Confidential Information, he shall provide the Employer with prompt notice thereof, so that the Employer may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, Participant shall furnish only that portion of the Confidential Information which is

9

legally required and shall exercise his best efforts to obtain reliable assurances that confidential treatment will be afforded such portion of the Confidential Information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.
     11. Annual Statements. As soon as practicable after the end of each Plan Year, the Employer shall deliver to Participant or, if applicable, his Beneficiary, a statement containing (a) the present value of the Employer’s future benefit obligations to Participant, or, if applicable, his Beneficiary; (b) the actuarial assumptions used to calculate the present value of the Employer’s future benefit obligations under the Plan; and (c) the aggregate current value of the assets, if any, held in a trust or other funding arrangement which are sufficient to fund 100% of the then-present value of the accrued Supplemental Pension for any Participant, Retired Participant, or Beneficiary for whom benefits are paid in the form of an annuity and for whom assets are required to be held in trust.
     12. No Guarantee of Employment. Nothing contained in this Agreement shall be construed as a contract of employment between the Employer and Participant, or as a right of Participant to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge Participant with or without cause.
     13. Legal Fees and Expenses. The Employer agrees to pay any and all legal fees and expenses incurred by Participant in seeking to obtain or enforce any right or benefit provided by this Agreement.
     14. Capitalized Terms. Each capitalized term used in this Agreement that is not otherwise defined herein shall have the same meaning attributed to it in the Plan.
     15. Agreement Binding on Successors to the Employer. Any successor to the Employer hereunder, which successor continues or acquires any of the business of the Employer, shall be bound by the terms of this Agreement in the same manner and to the same extent as the Employer.
     16. Prior Agreements Superseded. The terms of this Agreement supersede the terms of all prior Participation Agreements between Participant and the Employer.
     17. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.
     IN WITNESS WHEREOF, the parties hereto have executed this Participation Agreement as of the date first written above.

PARTICIPANT	ATMOS ENERGY CORPORATION
By:

10

EXHIBIT B
ATMOS ENERGY CORPORATION
SUMMARY OF ACTUARIAL ASSUMPTIONS
FOR DETERMINING
LUMP SUM DISTRIBUTIONS
AND
OPTIONAL ANNUITY FORMS
Actuarial assumptions for determining lump sums:
(i)	Interest:	The applicable segment rates as defined in Code Section 417(e)(3)(D) for the November preceding the first day of the calendar year in which the lump sum is paid and without regard to the phase-in percentages specified in Code Section 417(e)(3)(D)(iii).

(ii)	Mortality:	The applicable mortality table as defined in Code Section 417(e)(3), and amended by the Pension Protection Act.
Actuarial assumptions for conversion of a life annuity to an optional form of payment other than a lump sum:
(i)	Interest:	6.0% per year.

(ii)	Mortality:	1983 Unisex Group Annuity Mortality (50% 1983 Group Annuity Mortality for males, 50% 1983 Group Annuity Mortality for females).

1

EXHIBIT C
ATMOS ENERGY CORPORATION
SUMMARY OF ACTUARIAL ASSUMPTIONS AND METHODS
FOR
DETERMINING SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TRUST
ANNUAL FUNDING LIABILITIES
Actuarial Assumptions

Discount Rate	8%

Mortality
Prior to Age 62	None
After Age 62	Code Section 417(e)(3)
Applicable Mortality Table*

Salary Scale	0%

Benefit Percentage	60%

*	The table prescribed in Rev. Rul. 2001-62, or such other mortality table which in the future may be specified from time to time as the applicable mortality table for purposes of Code Section 417(e)(3).
Method for Determining Liabilities
The liability determined is the present value as of the valuation date of the projected age 62 Supplemental Executive Retirement Plan benefit. The projected age 62 benefit is based on Supplemental Executive Retirement Plan compensation determined as the sum of (1) and (2) as follows:
(1)	The greater of (A) Participant’s annual base salary at the date of his termination of employment, or (B) the average of the Participant’s annual base salary for the highest three (3) calendar years (whether or not consecutive) of the Participant’s employment with the Employer.

(2)	The greater of (A) the Participant’s last Performance Award or (B) the average of the highest three (3) Performance Awards (whether or not consecutive).
     The qualified plan offset is the projected age 62 qualified plan benefit with no salary scale or wage base projections.

1